Exhibit 99.1

Veritone to Acquire Broadbean, Signifying Deeper, Global Commitment for Veritone’s AI-powered Human Resources Solutions

•	Acquisition expected to be immediately accretive, generating annualized SaaS revenues of over $35 million, of which over $30 million is subscription-based with attractive margins

•	Acquisition of Broadbean will advance current human resource offerings and accelerate cross-selling revenue opportunities

•

Will scale Veritone’s AI-powered HR Solutions business with the addition of over 3,000 customers and more than 100 ATS partners and will provide deeper expansion into human resources markets with global footprint across Europe, North America and Asia Pacific

•	Transaction value of $52 million in cash, expected to close in late Q2 or early Q3 2023

•	Veritone introduces Veritone HR Solutions, combining its existing PandoLogic products and services with Broadbean, and executive changes within the business

DENVER — May 31, 2023 — Veritone, Inc. (NASDAQ: VERI)(“Veritone” or the “Company”), a leader in enterprise AI software and services, today announced its agreement to acquire Broadbean, a global leader of software-as-a-service (SaaS) technology that makes talent acquisition and engagement easier, faster and more efficient, from CareerBuilder. Covering more than 180 countries, serving 3,000+ clients and integrated with over 100 Applicant Tracking Systems (ATS) partners, the strategic acquisition of Broadbean will expand Veritone’s AI-powered human resources solutions offerings and will build upon Veritone’s acquisition of PandoLogic in 2021. Total consideration paid will be $52 million in cash on a cash- and debt-free basis. The acquisition is expected to be immediately accretive to Veritone’s operations and, on a standalone basis, is expected to generate SaaS and GAAP revenues of over $35.0 million on an annualized basis while contributing attractive EBITDA margins.

Veritone’s Innovative HR Solutions Enable Increased Efficiencies within the Hiring Process

Both Broadbean and PandoLogic hold leadership positions in the rapidly evolving talent acquisition market, which is valued at $36.1 billion globally as of 2022, according to Staffing Industry Analysts. By using AI recruiting tools to engage job seekers, Veritone HR Solutions will accelerate employers’ hiring efficiency with advanced data-driven hiring decisions and process automation. With more than half of Broadbean’s revenue coming from outside of North America, the combined offerings will further accelerate Veritone’s geographic expansion and address the challenges presented by today’s remote and hybrid hiring requirements.

The acquisition of Broadbean will add more than 5 billion data points of global job advertising performance to Veritone’s AI algorithms and analytics, enabling Veritone to further enhance recruitment insights for customers and scale AI-driven enhancements across the business.

“This transformative acquisition signifies Veritone’s focused approach to expanding and scaling our AI-powered HR Solutions portfolio globally,” said Ryan Steelberg, President and Chief Executive Officer of Veritone. “The acquisition will build on the strength of our organic growth, will expand our HR Solutions addressable market opportunity, is expected to be immediately accretive, and will unlock new sales growth and development opportunities as Veritone integrates PandoLogic’s recruitment technology into Broadbean’s global distribution software and network. The combination of our companies will extend the reach of leading AI technology and HR SaaS solutions globally to the world’s largest multinational employers that require more efficient and scalable human resource and hiring solutions.

“We believe the added financial scale and leverage, and product expansion into over 100 ATS partners, will enable us to accelerate further adoption and utilization of our AI via PandoLogic’s programmatic technology,” added Steelberg. “Both companies have been leaders in the HR and talent acquisition markets, including Broadbean’s global footprint with over 3,000 customers. The integration of Broadbean and PandoLogic technology is already in place within several ATS partners, with employers leveraging both distribution and programmatic capabilities to scale and optimize their job placements across an extensive publisher network as part of their ATS workflow. Together, we will create efficiencies deeper into the recruitment funnel as well as across the broader HR landscape. We are excited about the prospects, and welcome Broadbean’s talented team to Veritone.”

“With our shared vision for technological HR-enabled solutions and strong cultural alignment, we are looking forward to becoming a part of the Veritone family,” said Alex Fourlis, President, Broadbean, who will step into a new senior leadership role with the combined company after the transaction closes. “We believe that Veritone’s AI capabilities and our combined portfolio will help unlock value in Broadbean’s performance data, client and partner ecosystem.”

Post-closing, the combined businesses of Broadbean and PandoLogic will be integrated and rebranded as Veritone HR Solutions. This will enable Veritone to better service new and existing customers with a broader suite of HR-enabled solutions and allow for increased efficiencies and a go-to-market team that has broader geographic presence.

In conjunction with the acquisition, Veritone is announcing several executive changes within its HR Solutions business. Terry Baker has stepped down as President and Chief Executive Officer of Veritone subsidiary, PandoLogic, and accepted a new role as independent advisor to Veritone, supporting Veritone’s HR Solutions business. Additionally, Veritone has appointed Matthew O’Connor as Chief Revenue Officer of Veritone HR Solutions. In this role, O’Connor will drive the company’s sales and growth strategy, expand channel and reseller partnerships and broaden Veritone’s reach in key vertical markets, including staffing and franchise. He is an accomplished sales executive with more than 20 years of experience with numerous organizations, including Randstad, Monster and Care.com. These leadership changes mark a new chapter for Veritone’s HR Solutions business and long-term growth within AI-powered talent acquisition.

UBS Investment Bank is acting as sole financial advisor to Veritone. Cooley LLP is acting as legal counsel to Veritone. PJT Partners and LionTree are acting as financial advisors to Career Builder. Sidley Austin LLP is acting as legal counsel to Career Builder.

To learn more, visit veritone.com/broadbean-acquisition

Business Update

On May 31, 2023, Veritone filed a Current Report on Form 8-K with the Securities and Exchange Commission providing an update on its business and previously provided financial guidance for the second quarter of fiscal year 2023 and full fiscal year 2023.

About Veritone

Veritone (NASDAQ: VERI) is a leader in artificial intelligence (AI) solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications simplify data management, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through its robust partner ecosystem and professional and managed services, Veritone develops and builds AI solutions that solve problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This press release contains forward-looking statements, including without limitation, statements regarding the Broadbean acquisition, the expected benefits of the Broadbean acquisition, the expected timing of the closing of the Broadbean acquisition and the impact of such developments on the Veritone’s business and results of operations. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, Veritone’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the risk that a condition to closing of the proposed Broadbean acquisition may not be satisfied (or waived), that either party may terminate the merger agreement or that the closing of the Broadbean acquisition might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Broadbean acquisition; the diversion of management time on transaction-related issues; the response of competitors to the Broadbean acquisition; the ultimate difficulty, timing, cost and results of integrating the operations of Veritone and Broadbean; the effects of the business combination of Veritone and Broadbean, including the combined company’s future financial condition, results of operations, strategy and plans, which are difficult or impossible to predict accurately and many of which are beyond the control of Veritone. Certain of these judgments and risks are discussed in more detail in the Veritone’s Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that Veritone’s objectives or plans will be achieved. The forward-looking statements contained herein reflect Veritone’s beliefs, estimates and predictions as of the date hereof, and Veritone undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Media Contacts:

Valerie Christopherson or Lora Metzner

Global Results Comms (GRC)

949-608-0276

Veritone@globalresultspr.com